Exhibit 10.2

GUARANTY

A&R Ground Sublease Agreement (Warehouse)

May 31, 2024

In consideration of, and as an inducement to PIKE CONDUCTOR DEV I, LLC, a Delaware limited liability company (“Lessor”) to enter into that certain Amended and Restated Ground Sublease Agreement of even date herewith (the “Lease”) with LI-CYCLE NORTH AMERICA HUB, INC., a Delaware corporation (“Lessee”) for a certain parcel of land consisting of approximately 24.795 acres located at 55 McLaughlin Road, Town of Greece, Monroe County, New York, and in further consideration of the premises and other good and valuable consideration, the receipt of which is hereby acknowledged, the undersigned LI-CYCLE HOLDINGS CORP., an Ontario, Canada business corporation (“Guarantor”), hereby guarantees, absolutely and unconditionally, to Lessor the full and prompt performance of all terms, covenants, conditions and agreements to be performed and observed by Lessee under the Lease and any and all amendments, modifications and other instruments relating thereto, whether now or hereafter existing, and the full and prompt payment of all damages, costs and expenses which shall at any time be recoverable by Lessor from Lessee by virtue of the Lease and any amendments, modifications and other instruments relating thereto (hereinafter called “Liabilities of Lessee”); and Guarantor hereby covenants and agrees to and with Lessor, its successors and assigns, that if an Event of Default (as defined in the Lease) in the payment of Rent (as defined in the Lease), or any other sums or charges payable by Lessee under the Lease, or in the performance by Lessee of any of the terms, covenants, provisions or conditions contained in the Lease, Guarantor will forthwith pay to Lessor, its successors and assigns, the Rent and other sums and charges and will forthwith faithfully perform and fulfill all of such terms, covenants, conditions and provisions of the Lease and will forthwith faithfully pay to Lessor all damages that may arise in consequence of any Event of Default by Lessee.

Guarantor agrees that, with or without notice or demand, Guarantor will reimburse Lessor, to the extent that such reimbursement is not made by Lessee, for all expenses (including reasonable attorneys’ fees and disbursements) incurred by Lessor in connection with any Event of Default by Lessee under the Lease or the default by Guarantor under this Guaranty.

This Guaranty shall be a continuing guaranty, and the liability of the Guarantor hereunder shall in no way be affected, modified or diminished by reason that any security for the Liabilities of Lessee is exchanged, surrendered or released or the Lease or any other obligation of Lessee is changed, altered, renewed, extended, continued, surrendered, compromised, waived or released in whole or in part, or that any default with respect thereto is waived, whether or not notice thereof is given to Guarantor, and it is understood and agreed that Lessor may fail to set off and may release, in whole or in part, any credit on Lessor’s books in favor of Lessee, and may extend further credit in any manner whatsoever to Lessee, and generally deal with Lessee or any such security as Lessor may see fit; and Guarantor shall remain bound under this Guaranty notwithstanding any such exchange, surrender, release, change, alteration, renewal, extension, continuance, comprise, waiver, inaction, extension of further credit or other dealing.

Notwithstanding any provision to the contrary contained herein, Guarantor hereby unconditionally and irrevocably waives (a) any and all rights of subrogation (whether arising under contract, 11 U.S.C. § 509 or otherwise) to the claims, whether existing now or arising hereafter, Lessor may have against Lessee, and (b) any and all rights of reimbursement, contribution or indemnity against Lessee which may have heretofore arisen or may hereafter arise in connection with any guaranty or pledge or grant of any lien or security interest made in connection with the Lease. Guarantor hereby acknowledges that the waiver contained in the preceding sentence (the “Subrogation Waiver”) is given as an inducement to Lessor to enter into the Lease and, in consideration of Lessor’s willingness to enter into the Lease, Guarantor agrees not to amend or modify in any way the Subrogation Waiver without Lessor’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed. Nothing herein contained is intended or shall be construed to give to Guarantor any rights of subrogation or right to participate in any way in Lessor’s right, title or interest in the Lease, notwithstanding any payments made by Guarantor to or toward any payments due from Guarantor under this Guaranty, all such rights of subrogation and participation being hereby expressly waived and released.

Guarantor hereby expressly waives (a) notice of acceptance of this Guaranty; (b) presentment and demand for payment of any of the Liabilities of Lessee; (c) protest and notice of dishonor or default to Guarantor or to any other party with respect to any of the Liabilities of Lessee; (d) all other notice to which Guarantor might otherwise be entitled; (e) any law requiring Lessor to institute an action against any other party (including, without limitation,

Lessee) in order to institute an action or obtain a judgment against Guarantor, as well as any suretyship laws, and (f) any demand for payment under this Guaranty; and Guarantor hereby expressly agrees that the validity of this Guaranty and the obligations of Guarantor hereunder shall not be terminated, affected or impaired by reason of the assertion or the failure to assert by Lessor against Lessee, or Lessee’s successors and assigns, of any of the rights or remedies reserved to Lessor pursuant to provisions of the Lease.

This is an absolute and unconditional guaranty of payment and not of collection and Guarantor further waives any right to require that any action be brought against Lessee or any other person or entity or to require that resort be had to any security or to any balance of any deposit account or credit on the books of Lessor in favor of Lessee or any other person or entity. Successive recoveries may be had hereunder. No invalidity, irregularity or unenforceability of all or any part of the Lease shall affect, impair or be a defense to this Guaranty and this Guaranty shall constitute a primary obligation of Guarantor.

Each reference herein to Lessor shall be deemed to include its successors and assigns, in whose favor the provisions of this Guaranty shall also inure. Each reference herein to Guarantor shall be deemed to include the successors and assigns of Guarantor, all of whom shall be bound by the provisions of this Guaranty.

No delay on the part of Lessor in exercising any rights hereunder or failure to exercise the same shall operate as a waiver of such rights; no notice to or demand on Guarantor shall be deemed to be a waiver of the obligation of Guarantor or of the right of Lessor to take further action without notice or demand as provided herein; nor in any event shall any modification or waiver of the provisions of this Guaranty nor any termination hereof be effective unless in writing signed by Lessor, nor shall any waiver be applicable except in the specific instance for which given.

This Guaranty shall continue to be effective or be reinstated, as the case may be, if any payment of Guarantor on account of the Liabilities of Lessee must be returned by Lessor upon the insolvency, bankruptcy or reorganization of Lessee, Guarantor, or otherwise, as though such payment had not been made.

This Guaranty is, and shall be deemed to be, a contract entered into under and pursuant to the laws of the State of New York and shall be in all respects governed, construed, applied and enforced in accordance with the laws of the State of New York; and no defense given or allowed by the laws of any other state or country shall be interposed in any action or proceeding hereon unless such defense is also given or allowed by the laws of the State of New York. In any action or proceeding arising out of this Guaranty, Guarantor agrees to submit to personal jurisdiction in the State of New York. Guarantor agrees to pay all costs and expenses, including, without limitation, reasonable attorneys’ fees, which are incurred by Lessor in the enforcement of this Guaranty.

This Guaranty may be executed in one or more counterparts, each of which counterparts shall be an original. All of Lessor’s rights and remedies under the Lease or under this Guaranty are intended to be distinct, separate and cumulative and no such right and remedy therein or herein mentioned is intended to be in exclusion of or a waiver of any of the others.

As a further inducement to Lessor to accept the Lease and in consideration thereof Lessor and Guarantor covenant and agree that in any action or proceeding brought on, under or by virtue of this Guaranty, Lessor and the Guarantor shall and do hereby waive trial by jury.

Unless otherwise agreed in writing by Lessor, this Guaranty shall not be affected by any assignment of the Lease by Lessee.

Guarantor represents and warrants that it has full right, power and lawful authority to execute, deliver and perform its obligations under this Guaranty, in the manner and upon the conditions and provisions herein contained and to hold the estate herein demised, with no other person needing to join in the execution hereof in order for this Guaranty to be binding on Guarantor; the execution and delivery of this Guaranty by Guarantor and the due consummation of the transactions contemplated hereby constitute a valid and binding agreement of Guarantor; neither the execution and delivery of this Guaranty nor the consummation by Guarantor of the transactions contemplated hereby will constitute a violation of any applicable laws, result in the breach of or the imposition of any lien on, or constitute a default under, any indenture or bank loan or credit agreement, license, permit, trust, custodianship or other restriction, which violations, breach, imposition of lien of default would affect the validity of this Guaranty; there is no litigation or investigation, and there are no other proceedings, pending or known to be threatened against Guarantor relating to this Guaranty that challenges or questions the legality or validity of this Guaranty or any of the transactions contemplated hereby. All representations, warranties, and covenants herein made by the Guarantor shall be in full force and effect as of the Effective Date, and shall survive such date until the expiration or sooner termination of the Guaranty.

This Guaranty expressly replaces and supersedes the guaranty dated January 12, 2023 between Guarantor and Pike Conductor Dev 1, LLC in connection with the Existing Sublease Agreement (“Original Guaranty”) which Original Guaranty is hereby terminated.

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IN WITNESS WHEREOF, Guarantor has executed this Guaranty as of the 31st day of May, 2024.

GUARANTOR:
LI-CYCLE HOLDINGS CORP.
Address for Notice:

By:	/s/ Ajay Kochhar
Name:	Ajay Kochhar
Title:	President & Chief Executive Officer

By:	/s/ Carl DeLuca
Name:	Carl DeLuca
Title:	General Counsel & Corporate Secretary

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